Press release 2024-07-18

Evolution to acquire Galaxy Gaming, a leading independent developer and distributor of casino table games and technology

Evolution AB (publ)’s wholly owned subsidiary, Evolution Malta Holding Limited, (“Evolution”) has entered into an agreement to acquire Galaxy Gaming, Inc. (“Galaxy Gaming”) for a total equity value of approximately $85 million (the “Transaction”), payable in cash.

Transaction highlights and strategic rationale

Galaxy Gaming, a leading developer and distributor of innovative casino table games and enhanced gaming technology solutions, continues to revolutionize the casino industry with its state-of-the-art products and exceptional service. With a diverse portfolio of cutting-edge games, Galaxy Gaming has established itself as a trusted partner to casinos worldwide.

The acquisition is in line with Evolution’s strategy of being the world’s top provider of casino games, supplying its customers with the best gaming content. With the acquisition of Galaxy Gaming, Evolution solidifies its presence in the US market and enhances its position as a leading licensor of proprietary tables games to the online gaming industry.

“We are thrilled to announce the acquisition of Galaxy Gaming, which represents a significant milestone in our mission to provide unparalleled gaming experiences to our customers. Galaxy Gaming’s exceptional products and technology complement our existing portfolio and strengthen our strategic position.” – Martin Carlesund, CEO Evolution AB (publ)

“Evolution intends to retain the management and employees and also plans to operate Galaxy Gaming as a separate and independent business unit,” added Carlesund

“We believe this transaction represents the opportunity to unite two world-class, customer-focused teams in a way that will benefit all stakeholders. It combines Galaxy Gaming's thriving land-based business, driven by our industry-leading games and progressive technologies, with Evolution's global reach and innovative online gaming leadership. For years, our collaboration has successfully delivered popular games like 21+3® and Lucky Ladies® to millions of players in regulated iGaming markets globally. This acquisition by Evolution empowers Galaxy to sustain and maintain its independence while continuing to focus on growth and expanding its operations, leveraging Evolution's operational and financial strength to facilitate product sharing and drive cutting-edge omni-channel innovation.“ – Matt Reback, President and CEO, Galaxy Gaming

Galaxy Gaming has provided guidance of $29.0 - $30.0 million in Net Revenue and $12.0 - $13.0 million in Adjusted EBITDA for fiscal year 2024.

Consideration and financing

Pursuant to the Merger Agreement, Evolution has agreed to acquire all of the outstanding shares of common stock of Galaxy Gaming for $3.20 per share in cash, which represents a premium of 124% to Galaxy Gaming’s closing share price on July 17, 2024, the last trading day prior to the announcement of the Transaction. The Transaction values Galaxy Gaming at a total equity value of approximately $85 million, and approximately $124 million including net debt. The consideration will be financed with cash on hand.

Conditions and time plan for the acquisition

The Transaction has been approved by the board of directors of Galaxy Gaming. Galaxy Gaming board members holding approximately 14% of Galaxy Gaming’s common stock have entered into support agreements to vote their shares in favor of the Transaction.

The Transaction is subject to customary closing conditions, including Galaxy Gaming stockholder approval and certain required gaming regulatory approvals. The parties currently expect the closing to occur in mid-2025, subject to satisfaction of those closing conditions.

Advisors

Evolution has engaged J.P. Morgan SE as exclusive financial advisor and Kirkland & Ellis LLP as legal advisor in connection with the Transaction. Galaxy Gaming has engaged Macquarie Capital as exclusive financial advisor and Latham & Watkins LLP as legal advisor in connection with the Transaction.

For further information, please contact:

For Evolution

Jacob Kaplan, CFO, ir@evolution.com

For Galaxy Gaming

Investor inquiries: Steve Kopjo, CFO, investors@galaxygaming.com

This press release contains inside information that Evolution AB (publ) is required to make public pursuant to EU’s Market Abuse Regulation. The information was submitted for publication at 22:30 CEST on 18 July 2024.

About Evolution

Evolution AB (publ) (“Evolution”) develops, produces, markets and licenses fully-integrated B2B Live Casino solutions to gaming operators. Since its inception in 2006, Evolution has developed into a leading B2B provider with 800+ operators among its customers. The group currently employs 20,500+ people in studios across Europe and in North America. The parent company is based in Sweden and listed on Nasdaq Stockholm with the ticker EVO. Visit www.evolution.com for more information.

Evolution is licensed and regulated by the Malta Gaming Authority under license MGA/B2B/187/2010. Evolution is also licensed and regulated in many other jurisdictions, including the United Kingdom, Belgium, Canada, Romania, South Africa.

About Galaxy Gaming

Headquartered in Las Vegas, Nevada, Galaxy Gaming (galaxygaming.com) develops and distributes innovative games, bonusing systems, and technology solutions to physical and online casinos worldwide. Galaxy Gaming offers games proven to perform developed by gaming experts and backed by the highest level of customer support. Galaxy Gaming Digital is the world’s leading licensor of proprietary table games to the online gaming industry. Galaxy Gaming has 131 licenses worldwide, including licenses in 28 U.S. states.

SAFE HARBOR

This press release contains, and oral statements made from time to time by representatives of either Galaxy Gaming or Evolution may contain, forward-looking statements based on current expectations and projections, which are intended to qualify for the safe harbor of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements identified by words such as "believe," "will," "may," "might," "likely," "expect," "anticipates," "intends," "plans," "seeks," "estimates," "believes," "continues," "projects" and similar references to future periods, or by the inclusion of forecasts or projections. All forward-looking statements are based on current expectations and projections of future events. These forward-looking statements reflect the current views, models, and assumptions of Galaxy Gaming and/or Evolution (as applicable), and are subject to various risks and uncertainties that cannot be predicted or qualified and could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, (i) the ability of Galaxy Gaming to enter and maintain strategic alliances, product placements, or installations in land-based casinos or grow its iGaming business, garner new market share, secure licenses in new jurisdictions or maintain existing licenses, successfully develop or acquire and sell proprietary products, comply with regulations, changes in gaming related and non-gaming related statutes and regulations and/or self-imposed restrictions imposed on and by our customers that affect their revenues in land-based casino and online casino markets, have its games approved by relevant jurisdictions, and adapt to changes resulting from the COVID-19 or other pandemics including without limitation, government imposed shut downs, travel restrictions and supply chain interruptions, and other factors and (ii) risks related to the satisfaction or waiver of the conditions to closing the proposed acquisition (including the failure to obtain necessary regulatory approvals and failure to obtain the requisite vote by Galaxy Gaming’s shareholders) in the anticipated timeframe or at all, including the possibility that the proposed acquisition does not close, the possibility that competing offers may be made, risks related to the ability to realize the anticipated benefits of the proposed acquisition, including the possibility that the expected benefits from the acquisition will not be realized or will not be realized within the expected time period, the risk that the businesses will not be integrated successfully, disruption from the transaction making it more difficult to maintain business and operational relationships, negative effects of this announcement, significant transaction costs, unknown liabilities and the risk of litigation and/or regulatory actions related to the proposed acquisition or Galaxy Gaming's business. All forward-looking statements made herein are expressly qualified in their entirety by these cautionary statements and there can be no assurance that the actual results, events, or developments referenced herein will occur or be realized. Readers are cautioned that all forward-looking statements speak only to the facts and circumstances present as of the date of this press release. Galaxy Gaming and Evolution each expressly disclaims any obligation to update or revise any forward-looking statements, whether because of new information, future events or otherwise.

Non-GAAP Financial Measures

Adjusted EBITDA includes adjustments to net loss/income to exclude interest, taxes, depreciation, amortization, share based compensation, gain/loss on extinguishment of debt, foreign currency exchange gains/losses, change in estimated fair value of interest rate swap liability and severance and other expenses related to litigation. Adjusted EBITDA is not a measure of performance defined in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). Projected Adjusted EBITDA estimates depend on future levels of expenses which are not reasonably estimable at this time. Accordingly, we cannot provide a reconciliation between projected Adjusted EBITDA and the most comparable GAAP metric without unreasonable effort.

Additional Information and Where to Find It

This news release may be deemed solicitation material in respect of the proposed acquisition of Galaxy Gaming. A special shareholder meeting will be announced soon to obtain Galaxy Gaming shareholder approval in connection with the proposed acquisition. Galaxy Gaming expects to file with the SEC a proxy statement and other relevant documents in connection with the proposed acquisition. Galaxy Gaming shareholders are urged to read the definitive proxy statement and other relevant materials carefully and, in their entirety, when they become available because they will contain important information about Galaxy Gaming and the proposed acquisition. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Galaxy Gaming with the SEC at the SEC's website at www.sec.gov, and at Galaxy Gaming's website at www.galaxygaming.com.

No Offer or Solicitation

This news release is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participants in the Solicitation

Galaxy Gaming and its directors, executive officers and certain employees and other persons may be deemed to be participants in soliciting proxies from its shareholders in connection with the proposed acquisition. Information regarding Galaxy Gaming 's directors and executive officers is set forth in Galaxy Gaming's proxy statement on Schedule 14A for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on April 26, 2024, and in Galaxy Gaming's Current Reports on Form 8-K filed with the SEC on May 5, 2024. Additional information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Galaxy Gaming's shareholders in connection with the proposed acquisition and any direct or indirect interests they may have in the proposed acquisition will be set forth in Galaxy Gaming's definitive proxy statement for its special shareholder meeting when it is filed with the SEC.